EXHIBIT 4.8

                               HEADS OF AGREEMENT,

                                 BY AND BETWEEN

                              HALO RESOURCES LTD.,
                                       AND
                           W. BRUCE DUNLOP LIMITED NPL

                                      DATED

                                FEBRUARY 9, 2006


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THIS OPTION AGREEMENT dated as of the 18th day of April, 2006.


BETWEEN:

                  HALO RESOURCES LTD.
                  a corporation continued under the laws
                  of British Columbia

                  ("HALO")
                                                               OF THE FIRST PART

                                     - and -

                  W. BRUCE DUNLOP LIMITED NPL and W. BRUCE DUNLOP

                  (collectively, "DUNLOP")
                                                              OF THE SECOND PART


WHEREAS Dunlop is the registered or recorded and beneficial owner of certain unpatented mining claims located in the Sherridon area of Manitoba known as the Bob Lake Claim, the Batty Claim and the Bess 1 Claim, as outlined and more particularly described in Schedule "A" attached hereto (the "PROPERTY");

AND WHEREAS Dunlop has agreed to grant Halo an exclusive option (the "OPTION") to acquire an undivided 100% legal and beneficial interest in the Property, in accordance with and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, conditions and premises herein contained, the sum of Two Dollars now paid by each of the Parties (as hereinafter defined) to the other and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the Parties) the Parties do hereby covenant and agree as follows:

1.       DEFINITIONS

1.1      DEFINITIONS.  In this Agreement:

(a) "THIS AGREEMENT", "HEREIN", "HEREBY", "HEREOF", "HEREUNDER" and similar expressions shall mean or refer to this Agreement and all schedules hereto and any and all written agreements or instruments supplemental or ancillary hereto and the expression "section" followed by a number means and refers to the specified section of this Agreement.

(b) "AGENTS" means consultants (including financial advisors), servants, employees, agents, workmen, contractors and subcontractors.



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                                     - 2 -



(c)      "EARN-IN DATE" shall have the meaning set forth in section 6.1.

(d) "EFFECTIVE DATE" means the date of this Agreement set forth on the first page hereof.

(e) "ENCUMBRANCES" means any and all mortgages, pledges, security interests, liens, charges, encumbrances, contractual obligations and rights and claims of others, whether recorded or unrecorded, registered or unregistered.

(f) "EXPENDITURES" means all expenditures, expenses, obligations and liabilities of whatever kind or nature reasonably spent or incurred by Halo in doing Work from and after the Effective Date, including for greater certainty and without limitation, moneys expended in maintaining the Property in good standing, expenses paid for or incurred in connection with any program of surface or underground prospecting, exploring, geological, geophysical and geochemical surveying, diamond drilling, drifting, raising and other underground work, assaying, metallurgical testing, environmental studies, submissions to any Governmental Authority and other agencies with respect to all required Exploration or production and other permits, licenses and approvals, moneys expended in acquiring or constructing facilities and in exploring, developing and mining the Property and all field costs incurred by employees and Agents with respect to Work conducted on the Property, together with all administrative and overhead costs directly incurred by the Operator and relating directly to the administration of the Property or Work done on the Property, provided that in no event shall such administrative and overhead costs exceed ten percent of all other Expenditures directly related to the Property or Work done on the Property and directly incurred or performed by Halo or five percent of the contract price in respect of all other Expenditures directly related to the Property or Work done on the Property performed by any Agent, contractor or subcontractor of Halo and provided always that in no event shall such costs include non-project related overhead or legal or other consultants' fees related to the negotiation (including the conduct of due diligence) execution and delivery of this Agreement.

(g) "EXPENDITURE DATE" means each date upon which Expenditures must have been incurred as provided in the schedule set out in section 5.1.

(h) "EXPLORATION" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of minerals on the Property.

(i) "GOVERNMENTAL AUTHORITY" means any federal, provincial or municipal governmental department, commission, board, bureau, agency, state owned corporation or instrumentality, or any court, including, for greater certainty, any stock exchange or securities regulatory commission or agency having jurisdiction.

(j) "OPERATOR" means the operator of the Property during the term of this Agreement.

(k)      "OPTION" has the meaning set forth in the preambles to this Agreement.

(l) "OPTION PERIOD" means the period during which the Option is in full force and effect as provided herein.


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                                     - 3 -


(m)      "PARTY" means Halo or Dunlop, as the case may be.

(n) "PERSON" means any natural person, partnership, company, corporation, unincorporated association, Governmental Authority or other agency, trust, trustee or other entity howsoever designated or constituted.

(o) "PROPERTY" shall have the meaning ascribed thereto in the preambles to this Agreement.

(p) "WORK" means Exploration or other mining and milling work performed exclusively on or directly in relation to the Property.

2.       SCHEDULES, GENDER AND CANADIAN DOLLARS

2.1 SCHEDULES. The following are the schedules attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

         Schedule "A"   -   Description of the Property
         Schedule "B"   -   Net Smelter Returns Royalty Agreement
         Schedule "C"   -   Forms of Release
         Schedule "D"   -   Current Holdings of Halo in the Sherridon Area
         Schedule "E"   -   Halo Claims Within the Sherridon Community Boundary
         Schedule "F"   -   Rules for Arbitration

2.2 GENDER AND EXTENDED MEANINGS. In this Agreement all words and personal pronouns relating thereto shall be read and construed as the number and gender of the Party or Parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. In this Agreement words importing the singular number include the plural and vice versa.

2.3      CANADIAN  DOLLARS.   All  references  to  currency  in  this  Agreement
including "dollars" and "$" are in Canadian funds.

2.4 BUSINESS DAYS. All references in this Agreement to business days are to days excluding Saturdays, Sundays and banking holidays in the Province of Manitoba.

2.5 PERIOD OF TIME. When calculating the period of time within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next business day. Time is of the essence of this Agreement.

2.6 SECTION HEADINGS. The section and other headings contained in this Agreement or in the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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                                     - 4 -


3.       REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATION AND WARRANTIES OF THE PARTIES. Halo hereby represents and warrants in respect of itself to Dunlop and W. Bruce Dunlop Limited NPL and
W. Bruce Dunlop hereby jointly and severally represent and warrant to Halo in respect of W. Bruce Dunlop Limited NPL and W. Bruce Dunlop (as applicable) and each of Halo and Dunlop acknowledges that the other Party is relying on such representations and warranties in entering into this Agreement:

(a) It is a company duly incorporated under the laws of the jurisdiction of its incorporation and it is duly organized and validly subsisting under such laws.

(b) It has full corporate power, authority and capacity to carry on its business and to enter into this Agreement and to carry out and perform all of its obligations and duties hereunder.

(c) It has duly obtained all corporate and regulatory authorizations for the execution, delivery and performance of this Agreement and, except as expressly set out in this Agreement, such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any covenants or agreements contained in or constitute a default under or result in the creation of any Encumbrance under the provisions of its constating documents or any shareholders' or directors' resolution or any indenture, agreement or other instrument whatsoever to which it is a Party or by which it is bound and does not contravene any applicable laws.

(d) This Agreement has been duly executed and delivered by it and is valid, binding and enforceable against it in accordance with its terms.

(e) There is no Person acting or purporting to act at its request who is entitled to any brokerage or finder's fee in connection with the transactions contemplated herein.

(f) It has not committed an act of bankruptcy, is not insolvent, has not proposed a compromising arrangement to its creditors generally, has not had any petition for a receiving order in bankruptcy filed against it, has not made a voluntary assignment in bankruptcy, has not taken any proceedings with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up, has not taken any proceeding to have a receiver appointed of any part of its assets, has not had any encumbrancer take possession of any of its property and has not had any execution or distress become enforceable or become levied upon any of its property.

3.2 REPRESENTATIONS AND WARRANTIES OF DUNLOP. W. Bruce Dunlop Limited NPL and W. Bruce Dunlop hereby jointly and severally represent and warrant to Halo as follows and acknowledges that Halo is relying on such representations and warranties in entering into this Agreement:

(a) upon the exercise of the Option, Halo will be entitled to and will receive by transfer from Dunlop a 100% undivided legal and beneficial interest in and to the Property;


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                                     - 5 -


(b) Dunlop is the 100% undivided legal and beneficial owner of all right, title and interest in and to the mining claims that comprise the Property and has good and marketable title thereto;

(c) there are no significant (over $5,000) outstanding tax or other liabilities or other Encumbrances on or in respect of the Property;

(d) the condition of the Property is in material compliance with all applicable laws, regulations and orders of all Governmental Authorities having jurisdiction, including in respect of any environmental liability related to or arising out of the Property;

(e) there are no outstanding, pending or threatened, actions, suits or claims affecting or in respect of the Property or any part thereof, including in respect of any environmental liability related to or arising out of the Property; and

(f) Dunlop has delivered to Halo all material information in their possession or control relating to the Property. Such deliveries are for the information and convenience of Halo only and Dunlop does not represent the accuracy or completeness of such deliveries and shall not be liable for any errors or omissions with respect thereto or contained therein.

4.       GRANT OF OPTION

4.1 GRANT. In consideration of the covenants and agreements of Halo set forth herein, Dunlop does hereby give and grant to Halo an exclusive option to acquire an undivided 100% legal and beneficial interest in and to the Property free and clear of all Encumbrances, by Halo satisfying within the time limits therefor, those obligations set forth in Article 5. The Option shall commence on the Effective Date and shall terminate on the date that is the 4th annual anniversary of the Effective Date (the "Option Period") unless exercised, extended or otherwise terminated, in accordance with the terms of this Agreement.

5.       OPTION PAYMENTS

5.1 MAINTAINING OPTION. In order to maintain the Option in good standing, Halo shall:

(a) issue to Dunlop the following common shares in the capital of Halo on or before the following respective dates:

--------------------------------------------------------------------------------
DATE                                                    NUMBER OF COMMON SHARES
--------------------------------------------------------------------------------
Effective Date                                                  25,000
--------------------------------------------------------------------------------
First Anniversary of Effective Date                             50,000
--------------------------------------------------------------------------------
Second Anniversary of Effective Date                            75,000
--------------------------------------------------------------------------------
Third Anniversary of Effective Date                            100,000
--------------------------------------------------------------------------------

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                                     - 6 -


(b) pay to Dunlop the following amounts on or before the following respective dates:

--------------------------------------------------------------------------------
DATE                                                   AMOUNT (CANADIAN DOLLARS)
--------------------------------------------------------------------------------
Effective Date                                                 $15,000
--------------------------------------------------------------------------------
First Anniversary of Effective Date                            $20,000
--------------------------------------------------------------------------------
Second Anniversary of Effective Date                           $25,000
--------------------------------------------------------------------------------
Third Anniversary of Effective Date                            $30,000
--------------------------------------------------------------------------------

         ; and

(c)      incur Expenditures on Exploration Work (other than on the Bess 1 Claim)
         in  the  following   minimum   amounts  on  or  before  the  respective
         Expenditure Dates set out below (per year on a non-cumulative basis):

--------------------------------------------------------------------------------
EXPENDITURE DATE                                      MINIMUM EXPENDITURE AMOUNT
                                                          (CANADIAN DOLLARS)
--------------------------------------------------------------------------------
On or before the First Anniversary                             $10,000
of the EffectiveDate
--------------------------------------------------------------------------------
On or before the Second Anniversary                            $10,000
of the EffectiveDate
--------------------------------------------------------------------------------
On or before the Third Anniversary                             $50,000
of the EffectiveDate
--------------------------------------------------------------------------------
On or before the Fourth Anniversary                           $100,000
of the EffectiveDate
--------------------------------------------------------------------------------

5.2 ISSUE OF SHARES. All shares, warrants, units and other securities issued or to be issued by Halo to Dunlop under and pursuant to this Agreement (the "HALO SECURITIES") shall be subject to all applicable hold periods required by applicable securities laws, by any Governmental Authority and by any stock exchange having jurisdiction, including the TSX Venture Exchange.

5.3 RELEASES. In consideration of the execution and delivery of this Agreement, Dunlop shall execute and deliver to and unto Halo and its successors and assigns and to and unto the Government of Manitoba, a complete, unconditional and irrevocable release of any claim to any right title or interest in and to any current or future mining claim staked and recorded by Halo, or in which it acquires any direct or indirect interest, in or around the Sherridon area of Manitoba (including, without limitation, those claims set out on Schedule "D" attached hereto), such release shall be in the form attached as Schedule "C" and shall be against and binding upon Dunlop, his estate, his executors, administrators and heirs and all other persons or legal entities associated with or under the control of Dunlop or in which Dunlop has a direct or indirect interest (including, without limitation, all corporations, joint ventures and partnerships).


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                                     - 7 -


5.4      REQUIRED  APPROVALS.  Halo's obligation to issue the shares pursuant to section 5.1 and to otherwise complete the transactions herein, shall be subject to receipt of all approvals from all Governmental Authorities and all stock exchanges having jurisdiction and the receipt of any required consent from any third party.

6.       EXERCISE OF OPTION

6.1 OPTION EXERCISE. If Halo has made the payments, incurred the Expenditures and issued the shares in accordance with the provisions of section 5.1, Halo shall provide a written notice of exercise of the Option to Dunlop stating the amount of Expenditures incurred and an itemized detailed statement of such Expenditures. Following receipt of such notice of exercise of the Option, and subject to the rights of Dunlop to request more information, to dispute the accuracy of any item in the statutory declaration or itemized statement of Expenditures and to receive an audited report of such Expenditures prepared by the statutory auditor of Halo, Halo shall be deemed to have exercised the Option as at the date of such written notice of exercise (the "Earn-In Date") and Halo shall have earned an undivided 100% legal and beneficial interest in the Property free and clear of all Encumbrances, subject to any Encumbrance which has arisen as a result of Work carried out on the Property by Halo.

6.2 NSR ROYALTY. On the Earn-in Date, Dunlop and Halo will enter into a net smelter returns royalty agreement (the "NET SMELTER RETURNS ROYALTY AGREEMENT") in the form set out in Schedule "B", pursuant to which Halo will grant to
Dunlop:

(a) a 3% net smelter returns ("NSR") royalty on the Bob Lake Claim, Batty Claim and Bess 1 Claim calculated and payable in accordance with the terms of the Royalty Agreement;

(b) a 2% NSR royalty on two mining claims owned by Halo and lying adjacent to the Bob Lake Claim and known as Halo 6 (MB6189) and Halo 3 (MB6186) calculated and payable in accordance with the terms of the Royalty Agreement (provided that such 2% NSR royalty on such claims shall terminate and be void in respect of either of such claims in the event that such royalty has received in aggregate $1 million from the production of minerals from each of such claims); and

(c) a 1/2% NSR royalty on all claims owned by Halo and located within the Sherridon Community Boundary (as defined and set out on Schedule "E" attached hereto) calculated and payable in accordance with the terms of the Royalty Agreement (provided that such 1/2% NSR royalty shall terminate and be void in respect of all such claims in the event that such royalty has received in aggregate $2.5 million from the production of minerals from any of such claim or claims).

6.3 The Royalty Agreement shall provide that Halo has the right to buy back one third of the 3% NSR royalty on the Bob Lake Claim, Batty Claim and Bess 1 Claim so that such royalty is a 2 % NSR royalty on such claims, for a purchase price of $500,000.00 per half of one percent bought back.


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7.       DELIVERY OF DATA AND PROPERTY

7.1 DATA. Dunlop hereby covenants that it has or will forthwith deliver to Halo all maps, reports, results of surveys and drilling and any other reports of information Dunlop may have prepared or caused to be prepared with respect to the Property, provided that all such maps, reports, results of surveys and drilling and other reports of information shall be kept confidential by Halo as provided in Article 13 and further provided that Dunlop shall retain exclusive title thereto until Halo has exercised the Option, at which time title to such information shall transfer to Halo. Such deliveries are for the information and convenience of Halo only and Dunlop does not represent the accuracy or completeness of such deliveries and shall not be liable for any errors or omissions with respect thereto.

7.2 TITLE TO PROPERTY. Title to the Property shall remain registered and/or recorded in the name of Dunlop until such time as Halo shall have duly and properly exercised the Option in accordance with the terms of this Agreement, whereupon title to the Property shall be transferred and assigned to, and registered or recorded in the name of, Halo, and Dunlop shall deliver to Halo such transfers or other documents of conveyance as required to transfer the Property to and into the name of Halo. Halo shall be entitled to register, record or file notice of this Agreement in all appropriate government offices upon the due execution and delivery of this Agreement by the Parties provided that, in the event that Halo does not exercise the Option or this Agreement is otherwise terminated prior to the exercise of the Option, Halo shall forthwith discharge and remove such registrations, recordings or filings from such government offices, and in the event Halo does not complete such discharge and removal within 30 days of its obligation to do so arising, Dunlop shall be entitled to complete and register, record or file such discharges and remove all such filings and for such limited purposes Halo hereby appoints Dunlop as its attorney with full power of substitution.

8.       OPERATOR OF THE PROPERTY

8.1 HALO AS OPERATOR. Halo shall act as Operator during the Option Period and as such, Halo shall be responsible in its sole discretion for carrying out and administering Work on the Property, including the completion of all activities necessary to fulfill its obligations under this Agreement. Halo shall be entitled to carry out its activities as Operator through its Agents and Halo, as Operator, and its Agents shall have the right to enter upon, explore, develop and mine the Property and have possession of the Property, including sample, examine, diamond drill, prospect, explore, develop and mine the Property in such manner as Halo may determine (subject to the applicable laws, regulations, policies or orders of all Governmental Authorities having jurisdiction), including without limitation, the right to erect, bring and install thereon all buildings, machinery, equipment and supplies as they shall deem necessary and proper and to remove therefrom reasonable quantities of ores, minerals or metals for assay, testing and milling purposes. Halo shall be responsible for obtaining and/or maintaining in good standing all permits and licenses and other approvals from all Governmental Authorities having jurisdiction as are necessary in order to conduct Work on the Property.

8.2 MAINTENANCE OF PROPERTY. During the Option Period, Halo shall do, record and/or pay when due or in advance, all such matters and amounts as are

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                                     - 9 -


necessary, including assessment work on the Property, and shall pay such taxes, fees and rents, as are required to keep the Property in good standing.

8.3 WORK ON CLAIMS. All Work by Halo or its Agents on the Property as Operator during the Option Period shall be done in a prudent and workmanlike manner in accordance with good mining practice and in compliance with all laws of all Governmental Authorities having jurisdiction.

8.4 INSURANCE. During the Option Period, Halo, as Operator shall maintain adequate insurance coverage in accordance with normal industry standards and practice protecting the interests of the Parties (including from third party claims) and shall cause its Agents to obtain and maintain similar adequate insurance. For greater certainty and without limitation, Halo shall acquire public liability and property damage insurance in accordance with normal industry standards naming the Parties as insureds, with severability of interest and protecting the interests of the Parties (including from third party claims).

8.5 REMOVAL OF LIENS. During the Option Period, Halo as Operator shall pay or cause to be paid all Agents including, without limitation, workers or wage earners employed by Halo on the Property and for all material purchased by Halo in connection with Work on the Property which might give rise to a lien or privilege thereon. Should any such lien or privilege be recorded against the Property in consequence of any Work done thereon by or for Halo, Halo shall forthwith take all such actions, including initiating proceedings, as may be necessary to have such lien or privilege removed and/or discharged from the Property and shall have the same removed and/or discharged with all reasonable dispatch provided, however, that upon such removal or discharge of such lien or privilege, Halo may proceed to contest any such claim of lien or privilege in good faith and diligently.

8.6 REPORTS AND INSPECTION. During the Option Period, Halo as Operator shall, when Work is being conducted, provide Dunlop with: (i) quarterly reports indicating the status of Exploration Work on the Property and any significant or potentially significant results obtained or received by Halo in connection with Work in respect of the Property; (ii) annual reports within 60 days of each anniversary of each Expenditure Date indicating any results obtained or received by Halo in connection with Work on the Property and the compilation and interpretation thereof as well as a breakdown of the Expenditures incurred in carrying out such Work and conclusions of tonnages of ore and waste rock and mineral resource calculations; and (iii) timely current reports and information forthwith upon the occurrence of any material results or other events, supported by copies of relevant data in respect of such material results or events.

8.7 ACCESS. During the Option Period, Halo shall permit Dunlop and its Agents at their own risk and expense, access to the Property at reasonable times, and with advance prior notice to Halo and to all information obtained, results produced, samples, core and data collected from the Property and records, maps, sections and reports prepared by Halo in connection with any Work done on or with respect to the Property. All such information shall be subject to the confidentiality provisions set out in Article 13.

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                                     - 10 -


9.       TERMINATION OF OPTION

9.1 TERMINATION EVENTS. Subject to the obligations of the Parties which expressly survive the termination of this Agreement in accordance with its terms, this Agreement shall terminate:

(a) if Halo fails to deliver notice to Dunlop in accordance with section 6.1, fails to make the deliveries to Dunlop on a timely basis pursuant to section 5.1 or fails to incur the required Expenditures (or to make payments to Dunlop in lieu thereof) on or before the relevant
         Expenditure Dates as set forth in section 5.1, upon the date immediately following the date such notice or other deliveries were deliverable or the date immediately following such relevant Expenditure Date, as the case may be;

(b) upon receipt by Dunlop of notice from Halo given prior to the exercise of the Option that Halo will not incur the Expenditures, make the payments or issue the shares in accordance with section 5.1;

(c) if Halo does not exercise the Option on or before the date that is the 4th anniversary of the Effective Date; or

(d)      upon exercise of the Option by Halo,

provided that for greater certainty, and without limitation, sections 9.2 through 9.6 inclusive as well as Article 13 shall survive the termination of this Agreement.

9.2 RELEASE AND QUITCLAIM OF PROPERTY. If the Option is terminated, Halo shall forthwith, and in any event within 30 days of such termination, deliver to Dunlop a release and quitclaim in form and content satisfactory to Dunlop, with respect to the Property and this Agreement.

9.3 PROPERTY IN GOOD STANDING. Upon termination of the Option, Halo shall ensure that the Property remains in good standing for not less than 6 months after termination.

9.4 DELIVERY OF DATA. Upon termination of the Option, Halo shall deliver to Dunlop within 30 days of the date of termination all originals or copies of maps, reports, results of surveys and drilling and all other reports of information provided to Halo by Dunlop as well as copies of any assay plans, diamond drill records, information, maps and other pertinent exploration reports produced by Halo or its Agents and related to the Property.

9.5 REMOVAL OF LIENS. Upon termination of the Option, if at that time or subsequently thereafter a lien on the Property shall arise in connection with work done thereon by Halo or its Agents and Halo shall wish to contest such lien, Halo shall post security sufficient to permit such lien to be discharged and shall forthwith take all such measures as are necessary in order to discharge such lien.

9.6      REMOVAL OF BUILDINGS AND ENVIRONMENTAL MATTERS. Upon termination of the
Option:

(a) All buildings, plant, equipment, machinery, tools, appliances and supplies which may have been brought upon the Property by or on behalf of Halo as Operator shall be removed by Halo at any time not later than twelve months after termination unless other arrangements on terms satisfactory to Dunlop are made between Halo and Dunlop and if not so removed, such buildings, plant, equipment, machinery, tools, appliances and supplies shall, at the sole option of Dunlop, become the property of Dunlop or may be removed by Dunlop or its Agents at the expense of Halo.

(b) Halo shall perform all rehabilitation, reclamation or pollution control on the Property which is required as a result of Halo's or its Agent's activities thereon, to the standard required in accordance with all applicable laws as approved by the appropriate Governmental Authorities having jurisdiction.

10.      ARBITRATION

10.1 BINDING ARBITRATION. Any matter in this Agreement in dispute between the Parties which has not been resolved by the Parties within fifteen (15) days of the delivery of notice by either Party of such dispute may be referred by either Party to binding arbitration. Such referral to binding arbitration shall be to a qualified single arbitrator pursuant to the Arbitrations Act, 1991 (Ontario) and its successor legislation, which act shall govern such arbitration proceeding in accordance with its terms except to the extent modified by the rules for arbitration set out in Schedule "F". The determination of such arbitrator shall be final and binding upon the Parties hereto and the costs of such arbitration shall be as determined by the arbitrator. The Parties covenant that they shall conduct all aspects of such arbitration having regard at all times to expediting the final resolution of such arbitration.

11.      FORCE MAJEURE

11.1 FORCE MAJEURE. Time shall be of the essence of this Agreement, provided however that notwithstanding anything to the contrary contained herein, if either Party should at any time or times during the currency of this Agreement be delayed in or prevented from complying with this Agreement by reason of wars, acts of God, strike, lockouts or other labour disputes, inability to access its place of business or the Property, acts of public insurrection, riots, fire, storm, flood, explosion, government restriction, failure to obtain any approvals required from any Governmental Authority having jurisdiction, including environmental protection agencies, interference of persons primarily concerned about environmental issues or native rights groups or other causes whether of the kind enumerated above or otherwise which are not reasonably within the control of the applicable Party, but excluding for greater certainty, unavailability of funds, the period of all such delays resulting from such causes or any of them, shall be excluded in computing the time within which anything required or permitted by the applicable Party to be done, is to be done hereunder, and the time within which anything is to be done hereunder shall be extended by the total period of all such delays. Nothing contained in this Article shall require the applicable Party to settle any labour dispute or to test the constitutionality of any enacted law. In the event that any Party asserts that an event of force majeure has occurred, it shall complete such reasonable actions or cause such reasonable actions to be completed as may be necessary to correct or terminate the alleged event of force majeure and give notice in writing to the other Party specifying the following:

(a)      the cause and nature of the alleged event of force majeure;

(b) a summary of the action it or its Agents have taken to the date of such notice to correct the alleged event of force majeure;

(c) confirmation as to all acts, actions and things done by it or its Agents to terminate the event of force majeure; and

(d)      the reasonably expected duration of the period of force majeure.

Any Party asserting an event of force majeure shall provide ongoing periodic notice in writing to the other Party with respect to such events of force majeure, including the matters set out above, within 15 days of the end of each calendar month during the period of force majeure and shall provide prompt notice in writing to the other Party upon the termination of the event of force majeure.

12.      RELATIONSHIP AND OTHER OPPORTUNITIES

12.1 RELATIONSHIP OF PARTIES. The rights, privileges, duties, obligations and liabilities, as between Halo and Dunlop, shall be separate and not joint or collective and nothing herein contained shall be construed as creating a partnership, an association, agency or subject as herein specifically provided, a trust of any kind or as imposing upon either of the Parties any partnership duty, obligation or liability. No Party is liable for the acts, covenants and agreements of any other Party. Notwithstanding the foregoing, the duties, obligations and liabilities of W. Bruce Dunlop Limited NPL and W. Bruce Dunlop shall be joint and several and each is liable for the acts, failures to act, covenants, agreements and representations and warranties of the other.

12.2 OTHER OPPORTUNITIES. Each of the Parties shall have the free and unrestricted right independently to engage in and receive the full benefits of any and all business endeavours of any sort whatsoever whether or not competitive with the endeavours contemplated herein without consulting the other Party or inviting or allowing the other Party to participate therein. No Party shall be under any fiduciary or other duty to the other Party which shall prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of endeavours contemplated by this Agreement.

13.      CONFIDENTIALITY

13.1 CONFIDENTIALITY. All information received by any Party as a result of or in connection with the Property or this Agreement shall be confidential, shall be treated as confidential and shall not be disclosed to any other Person without the prior written consent of the other Party, which consent shall not be withheld unless such other Party can reasonably establish that it would suffer material damage or would be in violation of any laws or regulations of any Governmental Authority to which it is subject as a result of such disclosure. Where disclosure is required by law or a regulatory authority having jurisdiction, a copy of the information required to be disclosed including, without limitation, any press release, shall be provided to the other Party in advance of its disclosure. The consent required by this Article 13 shall not apply to a disclosure: (i) to an Agent that has a bona fide need to be informed; and (ii) to any third Person to whom the disclosing Party bona fide and in good faith contemplates a transfer of all or any part of its interest in or to the Property and this Agreement. Only such confidential information as such third Person shall have a legitimate business need to know shall be disclosed and such third Person shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Article 13. The provisions of this Article 13 shall continue to apply to any Party notwithstanding any termination of the Option. Where disclosure is required in connection with a third Person transfer, any intended third Person transferee must sign a confidentiality agreement with the other non-disclosing Party containing provisions similar to this Article 13. No Party shall be liable to the disclosing Person in respect of any interpretations, opinions, findings, conclusions or other non-factual information included by the disclosing Person in any report or other document provided to the other Party whether included by negligence or otherwise. Each disclosing Person shall jointly and severally indemnify and save harmless the other Party from and against all Losses actually incurred by the other Party in respect of the release by the disclosing Person of such non-factual information to third Persons, irrespective of whether such release was consented to by the other Party.

14.      NOTICE - GENERAL

14.1 NOTICES. All notices, requests, demands or other communications which by the terms hereof are permitted to be given by either Party to the other shall be given in writing by personal delivery or by fax, addressed to such other Party or delivered to such other Party as follows:

         (i)      to Halo at:

                  1305-1090 West Georgia Street
                  Vancouver BC  V6E 3V7
                  Attention:  Marc Cernovitch
                  Fax No.:   (604)484-0069

                  with a copy to:

                  Cassels Brock & Blackwell
                  Scotia Plaza, Suite 2100
                  40 King Street West
                  Toronto ON  M5H 3C2
                  Attention:  Brian P. Dominique
                  Fax No.:    (416) 640-3051

         (ii)     to Dunlop at:

                  201-2639 Portage Avenue
                  Winnipeg, MB  R3J 0P7
                  Attention:  W. Bruce Dunlop
                  Fax No.:    (204) 623-5666

or at such other addresses and to such other Person that may be given by any of them to the others in writing from time to time on 10 days' prior written notice and such notices, requests, demands or other communications shall be deemed to have been received when delivered.

15.      MISCELLANEOUS - GENERAL

15.1 PETER DUNLOP. Peter Dunlop hereby acknowledges and agrees that he, and his estate, executors, administrators, and heirs and any legal entity associated with or under the control of Peter Dunlop or in which he owns a direct or indirect interest, are subject to and bound by the terms of this Agreement and the terms of the releases contemplated in subsection 5.3 hereof, as evidenced by his due execution of this Agreement.

15.2 EXPENSES. Halo and Dunlop agree that all out-of-pocket expenses and disbursements incurred in connection with this Agreement and the transactions contemplated herein, including fees and expenses relating to legal, tax, accounting matters and financial advisor fees, will be paid by the Party incurring such expenses.

15.3 ACTS IN GOOD FAITH. The Parties shall at all times during the currency of this Agreement and after the termination of the Option, act in good faith with respect to the other Party and shall do or cause to be done all things within their respective powers which may be necessary or desirable to give full effect to the provisions hereof.

15.4 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall not effect any other provision and shall be deemed to be severable herefrom.

15.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

15.6 FURTHER ASSURANCES. The Parties shall sign such further and other documents and do such further acts or things as may be necessary or desirable in order to give full force and effect to this Agreement and every part hereof.

15.7 AMENDMENT. This Agreement may not be amended or modified in any respect except by written instrument signed by the Parties.

15.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. The execution of this Agreement has not been induced by nor do the Parties rely upon or regard as material, any covenants, representations or warranties whatsoever not incorporated herein and made a part hereof.

15.9 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the Parties and each of their respective heirs, executors, administrators, successors and permitted assigns. Any assignment of a party's interest hereunder may be assigned only with the consent of the other Party which consent shall not be unreasonably withheld, and which consent will be conditional upon the assignee agreeing in writing with the non-assigning Party to be bound by the terms of this Agreement.

15.10 COUNTERPARTS. This Agreement may be executed in counterparts and by facsimile transmission, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same document.

IN WITNESS WHEREOF the Parties have executed these presents as of the Effective Date.


                                            HALO RESOURCES LTD.

                                            Per: /s/ MARC CERNOVITCH
                                                 -------------------------------
                                                 Marc Cernovitch


                                            W. BRUCE DUNLOP LIMITED NPL

                                            Per  /s/ W. BRUCE DUNLOP
                                                 -------------------------------
                                                 W. Bruce Dunlop


SIGNED, SEALED & DELIVERED
IN THE PRESENCE OF:


/s/ JOSEPHINE DUNLOP                        /s/ W. BRUCE DUNLOP
--------------------------                  ------------------------------------
WITNESS: JOSEPHINE DUNLOP                   NAME: BRUCE DUNLOP

SIGNED, SEALED & DELIVERED
IN THE PRESENCE OF:



/s/ ERNIE GIULANE                           /s/ PETER DUNLOP
--------------------------                  ------------------------------------
WITNESS: ERNIE GIULANE                      NAME: PETER DUNLOP

                                  SCHEDULE "A"

                                  THE PROPERTY

Those unpatented mining claims located in the Province of Manitoba and known as Bob - MB2318, Batty 1 - MB4786, Bess 1 - MB4934, as such claims are shown on the map below.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

Omitted graphic is a map of the Sherridon VMS Project showing the claims covered under Schedule A and the Halo claims subject to NSR under Schedule B

                                  SCHEDULE "B"

                           NET SMELTER RETURNS ROYALTY


THIS NET SMELTER RETURN ROYALTY DATED WITH EFFECT AS OF                , 2006


B E T W E E N:


                               HALO RESOURCES LTD.
                                  (the "Owner")


                                     - and -


                           W. BRUCE DUNLOP LIMITED NPL
                                 (the "Holder")


         In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

1.       Definitions

(a) "MINERALS" means all naturally occurring metallic and non-metallic minerals that are mined, produced or otherwise recovered from the Property by or on behalf of the Owner, whether in the form of dore bars, concentrates or otherwise including, without limitation, gold, silver, copper, lead or zinc, and all beneficiated or derivative products thereof.

(b) "NET SMELTER RETURNS" and "NSR" means the gross proceeds received by or payable to the Owner from the sale or other disposition of Minerals (other than in the circumstances of a sale of Minerals by the Owner after such Minerals have been credited to the account of the Owner at the Processor) or, in the event that the account of the Owner at the Processor is credited with Minerals refined by the Processor, the gross value of such Minerals so credited to the Owner calculated on the basis of the aggregate quantity of such Product so credited during the relevant time period multiplied by the Spot Price (if applicable), less the following expenses:

         (i) all taxes based directly on or assessed against the value or quantity of Minerals produced from the Property, including the following:

                  (a)      direct sales tax;
                  (b)      use taxes;
                  (c)      gross receipts taxes;

                  (d)      severance taxes; and
                  (e)      crown royalties;

                  but excluding any and all taxes based upon the net or gross income of the Owner or other operator of the Property, the value of the Property or the privilege of doing business and other taxes assessed on a similar basis; and

         (ii) all transportation costs, including related insurance costs, for transportation of Minerals from the Property to the Processor, and all direct charges and/or costs charged by any smelter, refiner, mint and/or other Processor of the Minerals, including sales costs and penalties, if any. Provided that if the smelting, refining, minting and/or further processing is carried out at facilities owned or controlled, in whole or in part, by the Owner, then the charges and costs for such smelting, refining, minting and/or further processing of such Minerals shall be the lesser of: (A) the charges and costs the Owner would have incurred if such smelting, refining, minting and/or further processing was carried out at facilities that are not owned or controlled by the Owner and that are offering comparable services for comparable products; and (B) the actual charges and costs incurred by the Owner with respect to such smelting, refining, minting and/or further processing;

(c) "PLACE OF DELIVERY" means in the case of payment of the Royalty, the deposit account of the Holder as the Holder shall direct in writing.

(d) "PROPERTY" means certain unpatented mining claims located in the Sherridon area of Manitoba known as the Bob Lake Claim, the Batty Claim, the Bess 1 Claim, Halo 6 (MB 6189) and Halo 3 (MB 6186) Claims and those claims referenced in section 2 (c) of this Agreement.

(e) "PRIME" means at any particular time, the reference rate of interest, expressed as a rate per annum, that the Toronto-Dominion Bank establishes as its prime rate of interest in order to determine interest rates that it will charge for demand loans in Canadian dollars to its most credit worthy Canadian customers.

(f) "PROCESSOR" means collectively any smelter, refiner, mint or processor or other purchaser or user of the Minerals.

(g) "ROYALTY" means the payments to the Holder described in Section 2 of this Agreement.

(h) "SPOT PRICE" means (i) in respect of Minerals that is gold, the price of gold in U.S. Dollars on the London Bullion Market Afternoon Fix on the day that Product that is Refined Gold is sold by the Owner (other than in the circumstances of a sale of Product by the Owner after Product has been credited to the account of the Owner at the Processor) or credited to the account of the Owner by the Processor, (ii) in respect of Minerals that is silver, the price in U.S. dollars determined by the Processor in purchasing such silver from the Owner or crediting such silver to the account of the Owner, and (iii) for any other Minerals other than gold or silver, the price of such Mineral quoted in U.S. dollars at the close of business on a specified day by the New York Commodity Exchange. If for any reason the London Bullion Market or the New York Commodity Exchange is no longer in operation or the spot price of a particular Mineral is not quoted by the London Bullion Market or the New York Commodity Exchange, the "Spot Price" of such Mineral shall be determined by reference to the price of such Mineral on another similar commercial exchange entity having the largest volume of trading in such Mineral on such day. The exchange rate used to convert a "Spot Price" for any Minerals from U.S. dollars to any other currency on a particular date shall be determined on the basis of the Bank of Canada noon exchange rate for U.S. dollars on such day.

2.       RESERVATION AND GRANT OF ROYALTY

         Subject to the terms of this Agreement, the Owner, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Owner, hereby grants and agrees to pay to the Holder the following:

(a) 3% of the Net Smelter Returns from that part of the Property being the Bob Lake Claim, Batty Claim and Bess 1 Claim, calculated and payable in accordance with the terms of this Agreement;

(b) 2% of the Net Smelter Returns from that part of the Property being two mining claims owned by Halo and lying adjacent to the Bob Lake Claim and known as Halo 6 (MB6189) and Halo 3 (MB6186), calculated and payable in accordance with the terms of this Agreement (provided that such 2% NSR Royalty on such claims shall terminate and be void in respect of either of such claims in the event that such Royalty has received in aggregate $1 million from the production of minerals from each of such claims); and

(c) 1/2% of the Net Smelter Returns from that part of the Property being the claims owned by Halo and located within the Sherridon Community Boundary (as defined and set out on Schedule "I" attached hereto), calculated and payable in accordance with the terms of this Agreement (provided that such 1/2% NSR royalty shall terminate and be void in respect of all such claims in the event that such royalty has received in aggregate $2.5 million from the production of minerals from any one or more of such claims).

         The Owner has the right to buy back one third of the 3% NSR Royalty on the Bob Lake Claim, Batty Claim and Bess 1 Claim referred in 2 (a) above, so that such Royalty is a 2 % NSR royalty on such claims, such buy back for a purchase price of $500,000.00 per one half of one percent bought back.

3.       TIME AND MANNER OF ROYALTY PAYMENTS

(a) All Royalty payments shall be made in cash to the Place of Delivery. The Royalty shall be calculated and paid, and the Owner shall cause the Royalty to be calculated and paid, to the Holder as follows:

         (i) The Royalty shall be calculated for each three (3) month period (a "Quarter") during the term of this Agreement, the first quarter commencing on the date this Agreement becomes effective. The Royalty payable for each Quarter shall be paid to the Holder by the Owner by bank draft or wire transfer (in the sole and absolute discretion of the Holder) in Canadian dollars, on or before the last day of the calendar month following the Quarter for which the Royalty is payable. To the extent that the Owner is unable to calculate the Royalty with certainty on the last day of such month, the Owner shall pay the Royalty for the particular Quarter on the basis of the Owner's best good faith estimate thereof, and a final determination in respect of the Royalty payment with respect to such Quarter shall be made by the Owner with all due dispatch and, in any event, by the end of the next Quarter. Any adjustment required by such final determination shall be paid to the Holder within two (2) days of the date of such final determination but in any event no later than the end of the next Quarter following the Quarter for which the Royalty is payable. All such Royalty payments shall be delivered to the Holder at the Place of Delivery in such manner contemplated by this Section 3(a) as specified in writing by the Holder;

         (ii) The Holder shall have no right to receive Royalty payments by delivery of Minerals in kind;

         (iii) At the time each Royalty payment is paid to the Holder, the Owner shall prepare and deliver to the Holder a statement setting out in reasonable detail the manner in which such Royalty payment was calculated, including: (i) the quantities of Minerals sold or otherwise disposed of by the Owner with respect to such period or the amount of Minerals credited to the account of the Owner, as the case may be; (ii) the quantities of Minerals to which such Royalty payment is applicable; (iii) the calculation of the applicable Net Smelter Returns; (iv) the Spot Price for the applicable Minerals, (v) the calculation of interest accrued on such Royalty payment, if any and (vi) in the event of any commingling as contemplated in Section 5, a summary of the determination by the Owner of the quantity of Minerals subject to the Royalty;

         (iv) Notwithstanding the terms of any other provision in this Agreement, the Owner shall not be obligated to make any Royalty payment before the Owner has received or been credited with payment for the sale or other disposition of such Minerals.

(b) The Holder may object in writing to any statement, Royalty payment amount and invoice within 2 months after receipt of the relevant statement, payment or invoice. If any Royalty payment has not been properly paid or credited in full as provided herein, the Holder may give to the Owner notice in writing of such default and, unless the Holder has received such payment within 15 business days after receipt of such notice by the Owner, the Owner shall pay interest on any payment determined to be delinquent at a rate of Prime plus 2% per annum, commencing on the date on which such delinquent payment was properly due and continuing until the Holder receives payment in full of such delinquent payment and all accrued interest thereon; and for the purposes of this subsection, Prime shall be determined as of the date on which such delinquent payment was properly due.

(c) All Royalty payments, including interest and penalties, if any, will be made subject to withholding or deduction in respect of the Royalty for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Canadian Government, the Government of Manitoba or any political subdivision thereof or any other governmental authority
         (foreign or domestic), or department, authority or agency therein or thereof having power and jurisdiction to tax and for which the Processor or Owner is obligated in law to withhold or deduct and remit to such taxing authority having such power and jurisdiction.

4.       TERM

         This Agreement shall continue in perpetuity unless terminated in accordance with its terms. If any right, power or interest of either party under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of this Agreement.

5.       COMMINGLING

         The Owner shall be entitled to commingle Minerals from the various Properties and from any other properties during production, milling
(concentrating), refining, minting or further processing of Minerals produced from the Properties.

6.       HEDGING TRANSACTIONS

         All profits and losses resulting from the Owner engaging in any commodity futures trading, option trading, metals trading, gold loans or any combination thereof, and any other hedging transactions (collectively "hedging transactions") are specifically excluded from calculations of Royalty payments pursuant to this agreement. All hedging transactions by the Owner shall be for the Owner's sole account.

7.       STOCKPILING

         The Owner or operator shall be entitled to temporarily stockpile, store or place ores or mined rock containing Minerals produced from the Property in any locations owned by the Owner or the Processor on or off the Property site provided the same are appropriately secured from theft or tampering.

8.       BOOKS; RECORDS; INSPECTIONS

         The Owner shall keep true and accurate books and records of all of its operations and activities with respect to the Property, and the Minerals, prepared on an accrual basis in accordance with Canadian generally accepted accounting principles, consistently applied. The Holder shall be entitled to perform audits or other examinations of the Owner's books and records relevant to the calculation and payment of the Royalty pursuant to this Agreement once per calendar year to confirm compliance with the terms of this Agreement, including without limitation, calculations of Net Smelter Returns. In particular, the Holder shall have the right to audit all invoices and other records relating to the transportation of Minerals from the Property to the mill at which ore and Minerals from the Property may be milled (concentrated) and relating to the transportation of Minerals in the form of concentrates, dore, slag or other waste products from the mill at which ore and Minerals from the Property may be milled, to the Processor. The Holder shall promptly commence, and diligently complete, any audit or other examination permitted hereunder. The reasonable expenses of any audit or other examination permitted hereunder shall be paid by the Holder, unless the results of such audit or other examination permitted hereunder disclose a deficiency in respect of the Royalty payments paid to the Holder hereunder in an amount greater than 5% of the amount of the Royalty properly payable, in which event the costs of such audit or other examination shall be paid by the Owner.

9.       CONFIDENTIALITY

(a) Neither party shall, without the express written consent of the other (which consent shall not be unreasonably withheld), disclose any non-public information in respect of the terms of this Agreement or otherwise received under or in conjunction with this Agreement and, in the case of the Holder, concerning Minerals and operations on the Property, other than to its employees, agents and consultants for purposes related to the administration of this Agreement and no party shall issue any press releases concerning the terms of this Agreement or, in the case of the Holder, in respect of the operations of the Owner, without the consent of the other party after such party having first reviewed the terms of such press release. Each party agrees to reveal such information only to its employees, agents and consultants who need to know, who are informed of the confidential nature of the information and who agree to be bound by the terms of this Section 9. In addition neither party shall use any such information for its own use or benefit except for the purpose of enforcing its rights under this Agreement.

(b) The parties may disclose data or information obtained under or in conjunction with this Agreement and otherwise prohibited by this
         Section 9 after providing the other party with a copy of the proposed disclosure and if the other party does not object, acting reasonably, to such disclosure by notice in writing to such party within 48 hours after receipt of such copy:

         (i) to any third person to whom such party in good faith anticipates selling or assigning its interest hereunder; or

         (ii)     to a prospective lender or other financier;

         provided that in each case the other parties shall first have been provided with a confidentiality agreement executed by such third party purchaser or lender which agreement shall include the confidentiality provisions of this section. Each party hereby agrees to indemnify and save the other harmless from any damages resulting from any breach of this Section 9 by such party, its employees, agents and consultants or any claim made by third parties receiving information provided hereunder.

(c) The parties may disclose data or information obtained under this Agreement if required to do so for compliance with applicable laws, rules, regulations or orders of a governmental agency or stock exchange having jurisdiction over such parties, provided that such party shall disclose only such data or information as, in the opinion of its counsel, is required to be disclosed and provided further that where possible (time permitting after reasonable efforts on the part of such disclosing party) the other party shall be given the right to review and object to the data or information to be disclosed prior to any public release subject to any reasonable changes proposed by such other parties.

10.      CONDUCT OF OPERATIONS

(a) All decisions concerning methods, the extent, times, procedures and techniques of any (i) exploration, development and mining related to the Property, (ii) leaching, milling, processing, extraction treatment and refining, if any, including, without limitation, the choice of refiner and (iii) materials to be introduced on or to the Property or produced therefrom and all decisions concerning the sale or other disposition of ore and Minerals from the Property (including, without limitation, decisions as to buyers, times of sale, whether to store or stockpile ore and Minerals derived from the Property for a reasonable length of time without selling, refining or otherwise processing the same) shall be made by the Owner, in its sole discretion.

(b) The Owner shall not be responsible for nor obliged to make any Royalty payments for Minerals or Mineral value lost in any mining or processing of the Minerals conducted pursuant to good mining practices. The Owner shall not be required to mine or to preserve or protect the Minerals which under good mining industry practices cannot be mined or shipped at a reasonable profit by the Owner at the time mined.

11.      NO IMPLIED COVENANTS

         The parties agree that there are no implied covenants or duties relating to or affecting any of their respective rights or obligations hereunder, and that the only covenants or duties which affect such rights and obligations shall be those expressly set forth and provided for in this Agreement.

12.      NO RESTRICTIONS ON ASSIGNMENT

         The Holder shall have the right, at any time and from time to time, to assign, transfer, convey, mortgage, pledge or charge any portion or all of the Royalty and its interest in and to this Royalty Agreement, in its sole discretion, free from any restrictions from the Owner.

13.      REGISTRATION

         The Holder may or may cause, at its own expense, the due registration of this Agreement or notice of this Agreement against the title to the Property. The Owner shall co-operate with such registration and provide its written consent or signature to any documents or things reasonably necessary to accomplish such registration in order to ensure that any successor or assignee or other acquiror of the Property, or any interest therein, shall have public notice of the terms of this Agreement.

14.      DISPUTE RESOLUTION

         Any matter in this Agreement in dispute between the Parties which has not been resolved by the Parties within fifteen (15) days of the delivery of notice by either Party of such dispute may be referred by either Party to binding arbitration. Such referral to binding arbitration shall be to a qualified single arbitrator pursuant to the Arbitrations Act, 1991 (Ontario) and its successor legislation, which act shall govern such arbitration proceeding in accordance with its terms except to the extent modified by the rules for arbitration set out in Schedule "II". The determination of such arbitrator shall be final and binding upon the Parties hereto and the costs of such arbitration shall be as determined by the arbitrator. The Parties covenant that they shall conduct all aspects of such arbitration having regard at all times to expediting the final resolution of such arbitration.

15.      GENERAL PROVISIONS

(a) FURTHER ASSURANCES: Each party shall execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the documents and transactions contemplated in this Agreement, in each case at the cost and expense of the party requesting such further instrument, document or action, unless expressly indicated otherwise.

(b) BINDING EFFECT: All covenants, conditions, and terms of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns. In the event that the Owner sells, transfers, charges or assigns the Property or any part thereof, the Owner shall be entitled to charge, novate or assign this Agreement, as the case may be, to such purchaser, transferee, chargee or assignee, provided that the Owner shall ensure that contemporaneous with the consummation of any such sale, transfer, charge or assignment, the Owner shall procure from the transferee or chargee pursuant to such transaction, a written agreement with and in favour of the Holder, in form and content satisfactory to the Holder acting reasonably, wherein such transferee or chargee covenants and agrees to and in favour of the Holder to be bound by the terms and conditions of this Agreement as if it were an original signatory hereto (or in the case of a chargee, to obtain such a written agreement from any transferee of such chargee) and the Holder shall execute all such documentation as is required in respect thereof and the Owner shall thereafter be released from all obligations pursuant to the terms of this Agreement in respect of that part of the Property so sold, transferred or assigned.

(c) RELATIONSHIP OF THE PARTIES: Nothing herein shall be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between the Owner and the Holder.

(d) GOVERNING LAW: This Agreement shall be governed by and construed under the laws of the Province of Manitoba and the laws of Canada applicable therein.

(e)      TIME OF ESSENCE: Time is of the essence in this Agreement.

(f) SEVERABILITY: If any provision of this Agreement is wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part hereof so that the invalidity shall not affect the validity of the remainder of the Agreement which shall be construed as if the Agreement had been executed without the invalid portion. It is hereby declared to be the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, hereafter be declared or held invalid.

(g) ACCOUNTING PRINCIPLES: All calculations hereunder shall be made in accordance with Canadian generally accepted accounting principles as the same may be in effect from time to time.

(h) NOTICES: All notices, requests, demands or other communications which by the terms hereof are permitted to be given by either Party to the other shall be given in writing by personal delivery or by fax, addressed to such other Party or delivered to such other Party as follows:

         (i)      to Halo at:
                  1305-1090 West Georgia Street
                  Vancouver BC V6E 3V7
                  Attention: Marc Cernovitch
                  Fax No.: (604)484-0069

                  with a copy to:
                  Cassels Brock & Blackwell
                  Scotia Plaza, Suite 2100
                  40 King Street West
                  Toronto ON  M5H 3C2
                  Attention:  Brian P. Dominique
                  Fax No.: (416) 640-3051

         (ii)     to Dunlop at:
                  201-2639 Portage Avenue
                  Winnipeg,  MB R3J 0P7
                  Attention: W. Bruce Dunlop
                  Fax No.: (204) 623-5666
         or at such other addresses and to such other Person that may be given by any of them to the others in writing from time to time on 10 days' prior written notice and such notices, requests, demands or other communications shall be deemed to have been received when delivered.

(i) SCHEDULES: The schedules which are attached to this Agreement are incorporated into this Agreement by reference and are deemed to form part hereof.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


                                           HALO RESOURCES LTD.


                                           Per
                                                --------------------------------

                                           W. BRUCE DUNLOP LIMITED NPL


                                           Per
                                                --------------------------------

                                  SCHEDULE "I"

               HALO CLAIMS WITHIN THE SHERRIDON COMMUNITY BOUNDARY


--------------------------------------------------------------------------------
Sub-         Name       Number     Area   Recorded     Expires      Map   Holder
Project                            (ha)                             Ref.    (*)
--------------------------------------------------------------------------------

Sherridon    Halo 15    MB 6198    256    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 16    MB 6199    250    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 17    MB 6023    233    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 18    MB 6024     96    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 19    MB 6048     64    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 20    MB 6049     72    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 21    MB 6050     70    14-Oct-05    12-Dec-07    63N3    HALO

*  Full name is Halo Resources Ltd.

                                  SCHEDULE "II"

                              RULES OF ARBITRATION

The following rules and procedures shall apply with respect to any matter to be arbitrated by the parties under the terms of the Agreement.

1.       Initiation of Arbitration Proceedings

         (a) If any party to this Agreement wishes to have any matter under this Agreement arbitrated in accordance with the provisions of this Agreement, it shall give notice to the other party hereto specifying particulars of the matter or matters in dispute and proposing the name of the person it wishes to be the single arbitrator. Within 5 days after receipt of such notice, the other party to this Agreement shall give return notice to the first party advising whether such party accepts the arbitrator proposed by the first party and if such party does not accept the arbitrator proposed by the first party, proposing the name of the person it wishes to be the single arbitrator. If such return notice is not given by the other party within such 5 day period, it shall be deemed to have accepted the arbitrator proposed by the first party. If such return notice is given within such 5 day period and does not accept the proposed arbitrator of the first party and proposes another person to be arbitrator, the first party shall, within 5 days after receipt of such return notice, give notice to the other party advising whether such first party accepts the arbitrator proposed by the other party. If the parties do not agree upon a single arbitrator within such second 5 day period, the single arbitrator shall be chosen in accordance with the Arbitrations Act, 1991 (Ontario).

         (b) The individual selected as Arbitrator shall be qualified by education and experience to decide the matter in dispute. The Arbitrator shall be at arm's length from both parties and shall not be a member of the audit or legal firm or firms who advise either party, nor shall the Arbitrator be a person who is otherwise regularly retained by either of the parties.

2.       Submission of Written Statements

         (a) Within 5 days of the appointment of the Arbitrator, the party initiating the arbitration (the "Claimant") shall send the other party (the "Respondent") a statement of claim setting out in sufficient detail the facts and any contentions of law on which it relies, and the relief that it claims.

         (b) Within 10 days of the receipt of the statement of claim, the Respondent shall send the Claimant a statement of defence stating in sufficient detail which of the facts and contentions of law in the statement of claim it admits or denies, on what grounds, and on what other facts and contentions of law he relies.

         (c) Within 5 days of receipt of the statement of defence, the Claimant may send the Respondent a statement of reply.

         (d) All statements of claim, defence and reply shall be accompanied by copies (or, if they are especially voluminous, lists) of all essential documents on which the party concerned relies and which have not previously been submitted by any party, and (where practicable) by any relevant samples.

         (e) After submission of all the statements, the Arbitrator will give directions for the further conduct of the arbitration.

3.       Meetings and Hearings

         (a) The arbitration shall take place in the City of Winnipeg, or in such other place as the Claimant and the Respondent shall agree upon in writing. The arbitration shall be conducted in English. Subject to any adjournments which the Arbitrator allows, the final hearing will be continued on successive working days until it is concluded.

         (b) All meetings and hearings will be in private unless the parties otherwise agree.

         (c) Any party may be represented at any meetings or hearings by legal counsel.

         (d) Each party may examine, cross-examine and re-examine all witnesses at the arbitration.

4.       The Decision

         (a) The Arbitrator will make a decision in writing and, unless the parties otherwise agree, will set out reasons for decision in the decision.

         (b) The Arbitrator will send the decision to the parties as soon as practicable after the conclusion of the final hearing, but in any event no later than 10 days thereafter, unless that time period is extended for a fixed period by the Arbitrator on written notice to each party because of illness or other cause beyond the Arbitrator's control.

         (c) The decision shall determine and award costs to the successful party in the arbitration.

         (d) The decision shall be final and binding on the parties and shall not be subject to any appeal or review procedure provided that the Arbitrator has followed the rules provided herein in good faith and has proceeded in accordance with the principles of natural justice. In the event either party initiates any court proceeding in respect of the decision of the Arbitration or the matter arbitrated, such party shall, if unsuccessful in the court proceeding, shall pay the other parties costs on a solicitor/client basis plus all other reasonable expenses incurred by such other party from the date of delivery of the notice commencing arbitration to the date of determination of such court proceeding.

5.       Jurisdiction and Powers of the Arbitrator

         (a) By submitting to arbitration under these Rules, the parties shall be taken to have conferred on the Arbitrator the following jurisdiction and powers, to be exercised at the Arbitrator's discretion subject only to these

Rules and the relevant law with the object of ensuring the just, expeditious, economical and final determination of the dispute referred to arbitration.

         (b) Without limiting the jurisdiction of the Arbitrator at law, the parties agree that the Arbitrator shall have jurisdiction to:

                  (i)      determine   any   question  of  law  arising  in  the
                           arbitration;

                  (ii)     determine   any  question  as  to  the   Arbitrator's
                           jurisdiction;

                  (iii) determine any question of good faith, dishonesty or fraud arising in the dispute;

                  (iv) order any party to furnish further details of that party's case, in fact or in law;

                  (v) proceed in the arbitration notwithstanding the failure or refusal of any party to comply with these Rules or with the Arbitrator's orders or directions, or to attend any meeting or hearing, but only after giving that party written notice that the Arbitrator intends to do so;

                  (vi) receive and take into account such written or oral evidence tendered by the parties as the Arbitrator determines is relevant, whether or not strictly admissible in law;

                  (vii)    make one or more interim awards;

                  (viii) hold meetings and hearings, and make a decision (including a final decision) in Winnipeg, Manitoba or elsewhere with the concurrence of the parties thereto;

                  (ix) order the parties to produce to the Arbitrator, and to each other for inspection, and to supply copies of, any documents or other evidence or classes of documents in their possession or power which the Arbitrator determines to be relevant; and

                  (x) make interim orders to secure all or part of any amount in dispute in the arbitration.

                                  SCHEDULE "C"

                                     RELEASE



TO: THE GOVERNMENT OF THE PROVINCE OF MANITOBA - INDUSTRY, ECONOMIC DEVELOPMENT AND MINES, MINES BRANCH

RE: CURRENT AND FUTURE STAKED MINING CLAIMS IN THE SHERRIDON AREA OF THE PROVINCE OF MANITOBA


For good and valuable consideration, the undersigned Bruce Dunlop and Peter Dunlop, for and on behalf of themselves and with effect against and binding upon their respective estates, executors, administrators, and heirs and all other persons or legal entities associated with or under the control of Bruce Dunlop or Peter Dunlop or in which Bruce Dunlop or Peter Dunlop have a direct or indirect interest (including, without limitation, any corporation, joint venture or partnership) (collectively, the "Releasors") do hereby unconditionally and irrevocably remise, release, disclaim and quit claim any and all claims, and all rights to claim, any right, title or interest in and to any current or future mining claim staked and recorded by Halo Resources Ltd., or in which Halo Resources Ltd. acquires any direct or indirect right, title or interest, in and around the Sherridon Area of the Province of Manitoba (including, without limitation, those claims set out on Schedule D attached hereto) (all such current or future mining claims collectively, the "Mining Claims") with the intention that from and after this date the Releasors are and shall be estopped from making any such claims as described herein).

This Release shall be governed by the laws of the Province of Manitoba.

DATED AT WINNIPEG, MANITOBA, THIS      DAY OF                  , 2006


WITNESS:
                            )
                            )
                            )
--------------------------- )                   --------------------------------
                            )                   BRUCE DUNLOP
                            )
                            )
--------------------------- )                   --------------------------------
                            )                   PETER DUNLOP
                            )

                                  SCHEDULE "C"

                                     RELEASE



TO:      HALO RESOURCES LTD.

RE: CURRENT AND FUTURE STAKED MINING CLAIMS IN THE SHERRIDON AREA OF THE PROVINCE OF MANITOBA


In consideration of the execution and delivery of an Option Agreement between Bruce Dunlop and Halo Resources Ltd. of even date herewith, each of the undersigned Bruce Dunlop and Peter Dunlop, for and on behalf of themselves and with effect against and binding upon their respective estates, executors, administrators, and heirs and all other persons or legal entities associated with or under the control of Bruce Dunlop or Peter Dunlop or in which Bruce Dunlop or Peter Dunlop have a direct or indirect interest (including, without limitation, any corporation, joint venture or partnership) (collectively, the "Releasors") do hereby unconditionally and irrevocably remise, release, disclaim, and quit claim to and unto Halo Resources Ltd., any and all claims, and all rights to claim, any right, title or interest in and to any current or future mining claim staked and recorded by Halo Resources Ltd., or in which Halo Resources Ltd. acquires any direct or indirect right, title or interest, in and around the Sherridon Area of the Province of Manitoba (including, without limitation, those claims set out on Schedule D attached hereto) (all such current or future mining claims collectively, the "Mining Claims") with the intention that from and after this date the Releasors are and shall be estopped from making any such claims as described herein.

This Release shall be binding upon and may be enforced by the successors and assigns, including the successors in title to any of the Mining Claims, of Halo Resources Ltd.

This Release shall be governed by the laws of the Province of Manitoba.

DATED AT WINNIPEG, MANITOBA, THIS         DAY OF                 , 2006


WITNESS:                    )
                            )
                            )
                            )
--------------------------- )                   --------------------------------
                            )                   BRUCE DUNLOP
                            )
                            )
--------------------------- )                   --------------------------------
                            )                   PETER DUNLOP
                            )

                                  SCHEDULE "D"

                ALL MINING CLAIMS IN THE SHERRIDON, MANITOBA AREA
                     IN WHICH HALO CURRENTLY HAS AN INTEREST


--------------------------------------------------------------------------------
Sub-         Name       Number     Area   Recorded     Expires      Map   Holder
Project                            (ha)                             Ref.    (*)
--------------------------------------------------------------------------------

Sherridon    Halo 1     MB 6184    256    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 2     MB 6185    256    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 3     MB 6186    236    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 4     MB 6187    111    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 5     MB 6188    256    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 6     MB 6189    252    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 7     MB 6190    247    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 8     MB 6191    253    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 9     MB 6192    256    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 10    MB 6193    256    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 11    MB 6194    247    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 12    MB 6195    256    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 13    MB 6196    148    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 14    MB 6197    256    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 15    MB 6198    256    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 16    MB 6199    250    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 17    MB 6023    233    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 18    MB 6024     96    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 19    MB 6048     64    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 20    MB 6049     72    14-Oct-05    12-Dec-07    63N3    Halo
Sherridon    Halo 21    MB 6050     70    14-Oct-05    12-Dec-07    63N3    Halo


East         East 1     MB6251      90    30-Nov-05    29-Jan-08    63N3    Halo
East         East 2     MB6252     100    30-Nov-05    29-Jan-08    63N3    Halo
East         East 3     MB6253      64    30-Nov-05    29-Jan-08    63N3    Halo
East         East 4     MB6254      90    30-Nov-05    29-Jan-08    63N3    Halo
East         East 5     MB6255     190    30-Nov-05    29-Jan-08    63N3    Halo
East         East 6     MB6256     224    30-Nov-05    29-Jan-08    63N3    Halo
East         East 7     MB6257     216    30-Nov-05    29-Jan-08    63N3    Halo
East         East 8     MB6258      76    30-Nov-05    29-Jan-08    63N3    Halo
East         East 9     MB6259      96    30-Nov-05    29-Jan-08    63N3    Halo
East         East 10    MB6260     212    30-Nov-05    29-Jan-08    63N3    Halo
East         East 11    MB6261     256    30-Nov-05    29-Jan-08    63N3    Halo
East         East 12    MB6262     256    30-Nov-05    29-Jan-08    63N3    Halo
East         East 13    MB6263     256    30-Nov-05    29-Jan-08    63N3    Halo
East         East 14    MB6264     256    30-Nov-05    29-Jan-08    63N3    Halo
East         East 15    MB6265     256    30-Nov-05    29-Jan-08    63N3    Halo
East         East 16    MB6266     120    30-Nov-05    29-Jan-08    63N3    Halo


Meat Lake    Meat 1     MB6200     256    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 2     MB6267     256    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 3     MB6268     256    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 4     MB6269     220    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 5     MB6270     253    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 6     MB6271     256    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 7     MB6272     256    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 8     MB6273      40    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 9     MB6274     218    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 10    MB6275     200    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 11    MB6308     184    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 12    MB6309     160    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 13    MB6310     100    30-Nov-05    29-Jan-08    63N2    Halo
Meat Lake    Meat 14    MB6311     160    30-Nov-05    29-Jan-08    63N2    Halo
--------------------------------------------------------------------------------

*  Full name is Halo Resources Ltd.

                                  SCHEDULE "E"

               HALO CLAIMS WITHIN THE SHERRIDON COMMUNITY BOUNDARY


--------------------------------------------------------------------------------
Sub-         Name       Number     Area   Recorded     Expires      Map   Holder
Project                            (ha)                             Ref.    (*)
--------------------------------------------------------------------------------

Sherridon    Halo 15    MB 6198    256    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 16    MB 6199    250    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 17    MB 6023    233    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 18    MB 6024     96    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 19    MB 6048     64    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 20    MB 6049     72    14-Oct-05    12-Dec-07    63N3    HALO
Sherridon    Halo 21    MB 6050     70    14-Oct-05    12-Dec-07    63N3    HALO

*  Full name is Halo Resources Ltd.

                                  SCHEDULE "F"

                              RULES OF ARBITRATION

The following rules and procedures shall apply with respect to any matter to be arbitrated by the parties under the terms of the Agreement.

1.       Initiation of Arbitration Proceedings

         (a) If any party to this Agreement wishes to have any matter under this Agreement arbitrated in accordance with the provisions of this Agreement, it shall give notice to the other party hereto specifying particulars of the matter or matters in dispute and proposing the name of the person it wishes to be the single arbitrator. Within 5 days after receipt of such notice, the other party to this Agreement shall give return notice to the first party advising whether such party accepts the arbitrator proposed by the first party and if such party does not accept the arbitrator proposed by the first party, proposing the name of the person it wishes to be the single arbitrator. If such return notice is not given by the other party within such 5 day period, it shall be deemed to have accepted the arbitrator proposed by the first party. If such return notice is given within such 5 day period and does not accept the proposed arbitrator of the first party and proposes another person to be arbitrator, the first party shall, within 5 days after receipt of such return notice, give notice to the other party advising whether such first party accepts the arbitrator proposed by the other party. If the parties do not agree upon a single arbitrator within such second 5 day period, the single arbitrator shall be chosen in accordance with the Arbitrations Act, 1991 (Ontario).

         (b) The individual selected as Arbitrator shall be qualified by education and experience to decide the matter in dispute. The Arbitrator shall be at arm's length from both parties and shall not be a member of the audit or legal firm or firms who advise either party, nor shall the Arbitrator be a person who is otherwise regularly retained by either of the parties.

2.       Submission of Written Statements

         (a) Within 5 days of the appointment of the Arbitrator, the party initiating the arbitration (the "Claimant") shall send the other party (the "Respondent") a statement of claim setting out in sufficient detail the facts and any contentions of law on which it relies, and the relief that it claims.

         (b) Within 10 days of the receipt of the statement of claim, the Respondent shall send the Claimant a statement of defence stating in sufficient detail which of the facts and contentions of law in the statement of claim it admits or denies, on what grounds, and on what other facts and contentions of law he relies.

         (c) Within 5 days of receipt of the statement of defence, the Claimant may send the Respondent a statement of reply.

         (d) All statements of claim, defence and reply shall be accompanied by copies (or, if they are especially voluminous, lists) of all essential documents on which the party concerned relies and which have not previously been submitted by any party, and (where practicable) by any relevant samples.

         (e) After submission of all the statements, the Arbitrator will give directions for the further conduct of the arbitration.

3.       Meetings and Hearings

         (a) The arbitration shall take place in the City of Winnipeg, or in such other place as the Claimant and the Respondent shall agree upon in writing. The arbitration shall be conducted in English. Subject to any adjournments which the Arbitrator allows, the final hearing will be continued on successive working days until it is concluded.

         (b) All meetings and hearings will be in private unless the parties otherwise agree.

         (c) Any party may be represented at any meetings or hearings by legal counsel.

         (d) Each party may examine, cross-examine and re-examine all witnesses at the arbitration.

4.       The Decision

         (a) The Arbitrator will make a decision in writing and, unless the parties otherwise agree, will set out reasons for decision in the decision.

         (b) The Arbitrator will send the decision to the parties as soon as practicable after the conclusion of the final hearing, but in any event no later than 10 days thereafter, unless that time period is extended for a fixed period by the Arbitrator on written notice to each party because of illness or other cause beyond the Arbitrator's control.

         (c) The decision shall determine and award costs to the successful party in the arbitration.

         (d) The decision shall be final and binding on the parties and shall not be subject to any appeal or review procedure provided that the Arbitrator has followed the rules provided herein in good faith and has proceeded in accordance with the principles of natural justice. In the event either party initiates any court proceeding in respect of the decision of the Arbitration or the matter arbitrated, such party shall, if unsuccessful in the court proceeding, shall pay the other parties costs on a solicitor/client basis plus all other reasonable expenses incurred by such other party from the date of delivery of the notice commencing arbitration to the date of determination of such court proceeding.

5.       Jurisdiction and Powers of the Arbitrator

         (a) By submitting to arbitration under these Rules, the parties shall be taken to have conferred on the Arbitrator the following jurisdiction and powers, to be exercised at the Arbitrator's discretion subject only to these

Rules and the relevant law with the object of ensuring the just, expeditious, economical and final determination of the dispute referred to arbitration.

         (b) Without limiting the jurisdiction of the Arbitrator at law, the parties agree that the Arbitrator shall have jurisdiction to:

                  (i)      determine   any   question  of  law  arising  in  the
                           arbitration;

                  (ii)     determine   any  question  as  to  the   Arbitrator's
                           jurisdiction;

                  (iii) determine any question of good faith, dishonesty or fraud arising in the dispute;

                  (iv) order any party to furnish further details of that party's case, in fact or in law;

                  (v) proceed in the arbitration notwithstanding the failure or refusal of any party to comply with these Rules or with the Arbitrator's orders or directions, or to attend any meeting or hearing, but only after giving that party written notice that the Arbitrator intends to do so;

                  (vi) receive and take into account such written or oral evidence tendered by the parties as the Arbitrator determines is relevant, whether or not strictly admissible in law;

                  (vii)    make one or more interim awards;

                  (viii) hold meetings and hearings, and make a decision (including a final decision) in Winnipeg, Manitoba or elsewhere with the concurrence of the parties thereto;

                  (ix) order the parties to produce to the Arbitrator, and to each other for inspection, and to supply copies of, any documents or other evidence or classes of documents in their possession or power which the Arbitrator determines to be relevant; and

                  (x) make interim orders to secure all or part of any amount in dispute in the arbitration.